UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) April 18, 2013

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11750	74-1668471
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1212 North Hercules Avenue

Clearwater, Florida 33765

(Address of principal executive offices)

(727) 461-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Merger Agreement

On April 19, 2013, Aerosonic Corporation (the “Company”), a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TransDigm Group Incorporated (“Parent”), a Delaware corporation, and Buccaneer Acquisition Sub Inc. (“Purchaser”), a Delaware corporation and indirect wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, and on the terms and subject to the conditions described therein, Purchaser has agreed to conduct a cash tender offer (the “Offer”) to purchase all of the Company’s issued and outstanding shares of common stock, par value $0.40 per share (the “Shares”), at a price of $7.75 per Share in cash, without interest (less any applicable withholding taxes) (the “Per Share Amount”).

Purchaser has agreed to commence the Offer no later than May 9, 2013, and the Offer will expire on the later of (i) the 20th business day beginning with (and including) the commencement of the Offer and (ii) May 31, 2013, unless extended in accordance with the terms of the Merger Agreement and applicable law (the “Expiration Date”). The Merger Agreement requires the Purchaser to extend the Offer for at least two increments of 10 business days following the initial Expiration Date if the Offer conditions have not been satisfied. In no event may the Offer be extended beyond July 8, 2013, without the consent of the Company.

The obligation of Parent and Purchaser to consummate the Offer is subject to customary conditions, including but not limited to: (a) at least a majority of the outstanding Shares (determined on a fully-diluted basis) having been validly tendered and not withdrawn prior to the expiration of the Offer (the “Minimum Tender Condition”); and (b) there having occurred no Change in Recommendation (as defined in the Merger Agreement) by the Company’s Board of Directors (the “Company Board”).

Following the successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into the Company, with the Company surviving as an indirect wholly-owned subsidiary of Parent (the “Merger”). At the effective time of the Merger, each issued and outstanding Share, other than Shares held in the treasury of the Company or owned by Parent, Purchaser or any of their affiliates and Shares held by holders who have properly demanded appraisal rights under Delaware law, will be converted into the right to receive the merger consideration (which is equal to the Per Share Amount).

In the Merger Agreement, the Company granted to Purchaser an irrevocable option (the “Top-Up Option”), upon the terms and subject to the conditions set forth in the Merger Agreement (including the Purchaser owning after the completion of the Offer and any subsequent offering period at least a majority but less than ninety percent (90%) of all outstanding Shares), to purchase at the Per Share Amount a number Shares equal to the lowest number of Shares that, when added to the number of Shares owned by Parent and Purchaser, would constitute one share more than 90% of the Shares then outstanding (the “Top-Up Option Shares”). In no event will the Top-Up Option be exercisable if the number of Top-Up Option Shares would be in excess of the number of authorized but unissued Shares or Shares held in treasury that are not already reserved for issuance pursuant to options, warrants or other rights as of immediately prior to the issuance of the Top-Up Option Shares. The Top-Up Option is only exercisable once in whole and not in part at or prior to the later of (i) ten days after the date on which Purchaser accepts for payment and pays for Shares pursuant to the Offer (the “Purchase Date”) and (ii) the expiration of any “subsequent offering period.”

The Merger Agreement contains representations, warranties and covenants customary for a transaction of this nature.

The Merger Agreement permits the Company to solicit alternative acquisition proposals from third parties for 40 days, until May 29, 2013. There can be no assurance that this process will result in an alternative transaction. After this period, the Company will be subject to customary non-solicitation restrictions, but still may, on the terms and subject to the conditions of the Merger Agreement, respond to any unsolicited alternative acquisition proposal that constitutes, or the Company Board determines would reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement) and the Company Board determines that the failure to so respond would be inconsistent with its fiduciary duties. Before making a Change in Recommendation, the Merger Agreement requires the Company to provide Parent and Purchaser with certain information with respect to an alternative acquisition that it considers to be a Superior Proposal and the opportunity to revise their offer in response thereto. Purchaser will terminate the Offer if the Company accepts a Superior Proposal and terminates the Merger Agreement in accordance with its terms.

The Merger Agreement also includes customary termination provisions for the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances (including the acceptance of a Superior Proposal), the Company will be required to pay Parent a termination fee of $1,200,000 (approximately 3% of enterprise value), inclusive of expenses, during the go-shop period and $1,500,000 (approximately 3.85% of enterprise value), inclusive of expenses, after the go-shop period.

Neither the Offer nor the Merger is subject to a financing condition. The closing of the Merger is subject to customary closing conditions. If Purchaser achieves ownership of 90% of the outstanding Shares through the Offer and any subsequent offering period, including any exercise of the Top-Up Option described above, it may effect the Merger as a short-form merger pursuant to Delaware law without a vote or any further action by the Company’s shareholders. Otherwise, the Parent and Purchaser will need to obtain the approval of the Company’s shareholders holding a majority of the Shares to adopt the Merger Agreement prior to consummating the Merger. In this event, the Company will call and convene a shareholder’s meeting to obtain this approval, and Purchaser will vote all Shares it acquires pursuant to the Offer and subsequent offering period, if any, in favor of the adoption of the Merger Agreement, thereby assuring approval.

The Merger Agreement provides that, subject to the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, on the purchase by Purchaser pursuant to the Offer of such number of Shares as shall satisfy the Minimum Tender Condition, and from time to time thereafter, Purchaser may designate directors to serve on the Company Board up to such number of directors equal to the product (rounded up to the next whole number) obtained by multiplying (a) the total number of directors on the Company Board (giving effect to any increase in the number of directors pursuant to the Merger Agreement) by (b) the percentage that the aggregate number of Shares beneficially owned by Purchaser and its affiliates bears to the total number of Shares then outstanding (on a fully-diluted basis). The Company has agreed, upon Purchaser’s request, to use its best efforts to take all such actions as are necessary to elect or designate to the Company Board the individuals designated by Purchaser, including by increasing the size of the Company Board. The Company shall also cause the directors elected or designated by Purchaser to the Company Board to serve on and constitute the same percentage (rounded up to the next whole number) as is on the Company Board of each committee of the Company Board. Pursuant to Rule 14f-1, the Company will distribute to each of the Company’s shareholders an Information Statement that will, among other things, provide information regarding the Purchaser’s proposed directors.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange

Commission and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or Parent or Purchaser. In particular, the representations, warranties and covenants set forth in the Merger Agreement (a) were made solely for purposes of the Merger Agreement and solely for the benefit of the contracting parties, (b) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made to Parent and Purchaser in connection with the Merger Agreement, (c) will not survive consummation of the Merger, (d) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (f) may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in subsequent public disclosure.

Item 5.02. Departure of Director or Principal Officer; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 18, 2013, the Company entered into amended Retention Agreements with these executives: Douglas J. Hillman, the Company’s President and Chief Executive Officer; Kevin J. Purcell, the Company’s Executive Vice President and Chief Financial Officer; Thomas W. Cason, the Company’s Executive Vice President and Chief Operating Officer; P. Mark Perkins, the Company’s Executive Vice President of Sales and Marketing; and Scott R. Kempshall, the Company’s Vice President of Technology and Product Design. The Retention Agreements amend and restate similar Retention Agreements that were entered into on December 13, 2010, by and between the Company and each executive (the “Prior Agreements”).

The new agreements provide for a form of release, include a prevailing parties legal fees provision, and clarify the calculation of severance compensation in the event of a reduction in the executive’s base salary. The triggering events and severance amounts remain unchanged in all material respects from the Prior Agreements. The terms of the Prior Agreements were disclosed by the Company pursuant to the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on December 13, 2010.

The foregoing description of the Retention Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Retention Agreements, which are attached as Exhibits 10.1 through 10.5 hereto and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 22, 2013, the Company and Parent issued a joint press release announcing that they have entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1, that is being furnished pursuant to Item 7.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of April 19, 2013, among Aerosonic Corporation, TransDigm Group Incorporated and Buccaneer Acquisition Sub Inc.*

10.1	Retention Agreement, dated as of April 18, 2013, between Aerosonic Corporation and Douglas J. Hillman

10.2	Retention Agreement, dated as of April 18, 2013, between Aerosonic Corporation and Kevin J. Purcell

10.3	Retention Agreement, dated as of April 18, 2013, between Aerosonic Corporation and Thomas W. Cason

10.4	Retention Agreement, dated as of April 18, 2013, between Aerosonic Corporation and P. Mark Perkins

10.5	Retention Agreement, dated as of April 18, 2013, between Aerosonic Corporation and Scott R. Kempshall

99.1	Press Release dated as of April 22, 2013, issued by TransDigm Group Incorporated and Aerosonic Corporation

*	Certain exhibits and schedules have been omitted. The Company agrees to furnish supplementally to the Commission a copy of any omitted exhibits and schedules upon request.

IMPORTANT INFORMATION ABOUT THE TENDER OFFER

This Form 8-K is not an offer to purchase or a solicitation of an offer to sell securities of the Company. The planned tender offer by Purchaser for all of the outstanding shares of common stock of the Company has not been commenced. On commencement of the tender offer, Parent will mail to the Company shareholders an offer to purchase and related materials and the Company will mail to its shareholders a solicitation/recommendation statement with respect to the tender offer. Purchaser will file its offer to purchase with the Securities and Exchange Commission (the “SEC”) on Schedule TO, and the Company will file its solicitation/recommendation statement with the SEC on Schedule 14D-9. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING TERMS AND CONDITIONS OF THE OFFER. The Company’s shareholders may obtain a free copy of these materials (when they become available) and other documents filed by Purchaser or the Company with the SEC at the website maintained by the SEC at www.sec.gov. These materials also may be obtained (when they become available) for free by contacting the information agent for the tender offer (when one is selected).

*******

Some of the statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements are related to the expected timing, completion and effects of the proposed transaction or other future events and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue,” or the negative of such terms, or other comparable terminology. These statements are only predictions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The Company and Parent may not be able to complete the proposed transaction on the terms described above or other acceptable terms or at all because of the failure to satisfy closing conditions, including receipt of sufficient tenders, or other factors. Do not rely on any forward-looking statement, as the Company cannot predict or control many of the factors that ultimately may affect its ability to achieve the results estimated. The Company makes no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

AEROSONIC CORPORATION
(Registrant)

Dated: as of April 22, 2013	By:	/s/ Kevin J. Purcell
Kevin J. Purcell
Executive Vice President and
Chief Financial Officer